                                             THE BROOKLYN UNION GAS COMPA
                                               CONDENSED CONSOLIDATED STA
                                                              (Unaudited)


                                                 Three Months
                                                Ended December 31,
                                           _________________________
                                              1993          1992
                                           ___________   ___________

                                                         (Thousands of Do
    Operating Revenues
      Utility sales                       $   354,848   $   335,915   $
      Gas production and other                 16,630        12,452
                                           ___________   ___________
                                              371,478       348,367
    Operating Expenses
       Cost of Gas                            145,624       134,266
       Operation and maintenance               93,812        88,420
       Depreciation and depletion              17,304        15,135
       General taxes                           39,349        39,047
       Federal income tax (credit)             22,264        21,003
                                           ___________   ___________
    Operating Income                           53,125        50,496
    Other Income
       Gain on sale of investment
       in Canadian gas company                  -             -
       Write-off of investment
       in propane company                       -             -
       Inc. from energy serv. investments       1,480         1,638
       Other income(loss),net                     (69)           49
       Federal income tax benefit(expense)         92          (231)
                                           -----------   -----------
    Income Before Interest Charges             54,628        51,952
                                           -----------   -----------
    Interest Charges
       Long-term debt                          11,859        11,141
       Other                                      606           285
                                           -----------   -----------
                                               12,465        11,426










                                           -----------   -----------
    Net Income (Loss)                          42,163        40,526
    Dividends on Preferred Stock                   90            93
                                           -----------   -----------
    Income Available for
       Common Stock                       $    42,073   $    40,433     $
                                           ===========   ===========

    Per Share of Common Stock *           $      0.90   $      0.93     $
                                           ===========   ===========
    Dividends Declared per Share
       of Common Stock *                  $     0.338   $     0.330     $
                                           ===========   ===========
    Average Common Shares
       Outstanding *                       46,515,782    43,618,982
                                           ===========   ===========
    * Restated for three for two stock split effective July 1993.

    See accompanying notes to condensed consolidated financial statements
                                                                  3














































    NY AND SUBSIDIARIES
    TEMENT OF INCOME



           Twelve Months
         Ended December 31,
    __________________________
       1993           1992
    ___________    ___________

    llars)
               [C]

     1,164,248   $  1,076,204
        65,451         40,338
    ___________    ___________
     1,229,699      1,116,542

       475,820        417,726
       371,295        346,145
        66,948         75,344
       145,129        139,342
        43,694         33,779
    ___________    ___________
       126,813        104,206


        20,462          -

       (17,617)         -
           997            605
        (3,965)         2,159
           652            307
    -----------    -----------
       127,342        107,277
    -----------    -----------

        46,062         41,544
         3,081          2,255
    -----------    -----------
        49,143         43,799
    -----------    -----------
        78,199         63,478
           361          1,225
    -----------    -----------

        77,838   $     62,253
    ===========    ===========

          1.74   $       1.44
    ===========    ===========

         1.328   $      1.300
    ===========    ===========











    44,766,565     43,180,998
    ===========    ===========


    .